EXHIBIT 22.1

                         SUBSIDIARIES OF THE REGISTRANT



SUBSIDIARY                                                          JURISDICTION
----------                                                          ------------

Comverge Technologies, Inc. ........................................   Delaware

Databit Inc. .......................................................   Delaware

Decision Systems Israel Ltd. .......................................   Israel

D.S.S. Defense Systems and Software Ltd. ...........................   Israel

International Data Operations, Inc. ................................   Delaware

Powercom Control Systems Ltd. ......................................   Israel

StarTech Ltd. ......................................................   Delaware